Exhibit 10.13

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”) is made and entered into as of August 15, 2026 (the “Effective Date”), by and between FDCTECH, INC., a Delaware corporation (the “Company”), and LUX LIMITED, a company organized under the laws of the Republic of the Marshall Islands, with its registered office at Trust Company Complex, Ajeltake Road, Majuro, MH96960 (the “Consultant”).

RECITALS

A. The Company wishes to engage the Consultant to perform the bona fide operational and professional services described in Exhibit A (the “Services”). The Consultant shall perform the Services during the period from the Effective Date through August 27, 2026 (the “Completion Date”; such period, the “Performance Period”). The parties enter into this Agreement to document the terms of that engagement, including the consideration payable for the Services.

B. The Services shall be rendered to the Company in the ordinary course of its business. The Services shall not relate to the offer or sale of securities in a capital-raising transaction and shall not directly or indirectly promote or maintain a market for the Company’s securities.

C. In consideration of the Services, and only upon the Consultant’s full performance and the Company’s written acceptance thereof, the Company will issue to the Consultant shares of its common stock, par value $0.0001 per share (the “Common Stock”), on the terms set forth herein (the “Shares”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1. ENGAGEMENT AND SERVICES

1.1 Engagement; Performance. The Company hereby engages the Consultant, and the Consultant hereby accepts the engagement, to perform the Services described in Exhibit A. The Consultant shall perform the Services during the Performance Period, and Exhibit A describes the Services to be rendered together with the deliverables to be delivered and the scheduled delivery date of each. The Consultant shall complete performance on or before the Completion Date. This Agreement is executed on the date set forth in the signature blocks below and is effective as of the Effective Date, being the date on which the parties agreed the terms of the engagement and performance commenced.

1.2 Standard of Performance. The Consultant shall perform the Services in a professional and workmanlike manner consistent with applicable industry standards, shall devote such time and attention as is reasonably necessary, and shall comply with all laws applicable to the performance of the Services.

1.3 Nature of the Services; Express Exclusions. The Services are bona fide services rendered to the Company. Notwithstanding anything to the contrary, the Services do not and shall not include, and the Consultant shall not perform or be compensated for, any of the following:

(a) Any activity in connection with the offer or sale of securities of the Company in a capital-raising transaction, including the solicitation, identification, introduction, referral, or qualification of investors, negotiation of the terms of any securities transaction, participation in any offering, or assistance in the preparation of offering materials;

(b) Any activity that directly or indirectly promotes or maintains a market for the Company’s securities, including investor relations, shareholder communications, stock promotion, awareness or visibility campaigns, distribution of research or newsletters concerning the Company, communications with market makers or broker-dealers concerning the Common Stock, or the placement of any advertisement, article, interview, social media content, or other communication concerning the Company’s securities;

(c) Any activity requiring registration as a broker, dealer, investment adviser, or finder under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Investment Advisers Act of 1940, or any state law analogue; or

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(d) Any activity in connection with the listing or proposed listing of the Common Stock on any national securities exchange, other than the provision of factual operational, financial, or technical information at the Company’s request.

The Consultant shall promptly notify the Company in writing if the Consultant is asked or directed to perform any activity described in this Section 1.3, and shall decline to perform it. Any performance of an activity described in this Section 1.3 shall constitute a material breach of this Agreement.

1.4 Independent Contractor. The Consultant is an independent contractor and not an employee, agent, partner, or joint venturer of the Company. The Consultant has no authority to bind the Company, to enter into any agreement on its behalf, or to hold itself out as having such authority. The Consultant controls the manner and means by which the Services are performed and is responsible for all taxes, withholdings, insurance, and benefits relating to the Consultant and its personnel. Neither party shall represent the relationship otherwise.

1.5 Reporting. The Consultant shall report to the Company’s Chief Executive Officer and Chief Legal Officer and shall provide written progress reports at such intervals as are specified in Exhibit A or as the Company reasonably requests. The Consultant shall maintain contemporaneous records of the Services performed, including dates and deliverables, and shall furnish such records to the Company upon request.

2. TERM AND TERMINATION

2.1 Term. The Performance Period ends on the Completion Date. This Agreement commences on the Effective Date and continues until the Company’s written acceptance of the deliverables under Exhibit A and the issuance of the Shares, unless earlier terminated in accordance with Section 2.2.

2.2 Termination. Either party may terminate this Agreement upon thirty (30) days’ prior written notice, and the Company may terminate immediately upon a material breach by the Consultant, including any breach of Section 1.3. Upon termination, the Consultant shall deliver all work product and Company property in its possession.

2.3 Effect of Termination on Compensation. If this Agreement terminates before the Consultant has fully performed the Services and the Company has accepted the deliverables in accordance with Section 3.3, no Shares shall be issued and the Consultant shall have no right to any Shares. The Company may, in its sole discretion, issue a pro rata number of Shares corresponding to deliverables actually completed and accepted, determined by the board of directors.

2.4 Survival. Sections 1.3, 2.3, 4, 5, 6, 7, 8, and 9 survive termination.

3. COMPENSATION

3.1 Share Consideration. As full and complete consideration for the Services, and subject to Section 3.3, the Company shall issue to the Consultant 1,500,000 shares of Common Stock. The number of Shares is fixed as of the Effective Date and is not subject to adjustment, other than for stock splits, reverse splits, recapitalizations, and similar events affecting the Common Stock generally. The parties have determined that the Shares constitute reasonable compensation for the Services based on the scope, deliverables, and value delivered to the Company as set forth in Exhibit A, and not by reference to the market price of the Common Stock.

3.2 No Contingent or Transaction-Based Compensation. The compensation payable under this Agreement is not, in whole or in part, (a) contingent upon or measured by reference to the amount of any capital raised by the Company, the completion of any financing, or the identity of any investor; (b) contingent upon or measured by reference to the market price, trading volume, or listing status of the Common Stock; (c) a success fee, finder’s fee, commission, or transaction-based compensation of any kind; or (d) contingent upon the filing or effectiveness of any registration statement. The Consultant is not entitled to any compensation other than as set forth in this Article 3.

3.3 Condition Precedent to Issuance. No Shares shall be issued, and the Consultant shall have no right, title, or interest in any Shares, unless and until each of the following has occurred: (a) the Consultant has fully performed the Services and delivered all deliverables specified in Exhibit A; (b) the Consultant has executed and delivered the Certificate of Completion of Services attached as Exhibit B; (c) the Company has accepted such Certificate in writing; and (d) the board of directors of the Company has adopted resolutions determining the value of the Services received and authorizing issuance of the Shares. The Shares are not subject to any vesting schedule; they are earned in full, and issued, only upon satisfaction of the foregoing conditions. Prior to satisfaction of these conditions, the Consultant holds no equity interest of any kind in the Company, contingent or otherwise.

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3.4 Valuation. The Company shall determine the fair value of the Shares for financial reporting purposes in accordance with ASC 718 and ASC 820 as of the Completion Date, being August 27, 2026, on which the board of directors adopted the resolutions contemplated by Section 3.3(d) (the “Measurement Date”), and shall recognize the corresponding expense in the reporting periods in which the Services were rendered. If the principal market for the Common Stock is an active market within the meaning of ASC 820 on the Measurement Date, fair value shall be the quoted price in that market. If the Company determines that the principal market is not an active market, whether by reason of limited trading volume, the absence of continuous two-sided quotations, or otherwise, fair value shall be measured using one or more valuation techniques consistent with ASC 820 that maximize the use of relevant observable inputs, taking the quoted price into account as an input rather than as the measurement. Any discount for lack of marketability shall be applied only to the extent it is attributable to a restriction that is a characteristic of the Shares themselves rather than of the Consultant, and shall be measured over the period the Shares are reasonably expected to remain subject to such restriction. The Company acknowledges that ASC 820 does not permit an adjustment reflecting the size of the Consultant’s holding relative to trading volume. Any determination under this Section 3.4 shall be supported by a contemporaneous written valuation analysis prepared or reviewed by a qualified valuation professional. The Company’s determination under this Section 3.4 is made solely for financial reporting and tax purposes and does not alter the number of Shares issuable under Section 3.1. The Company shall report the value of the Shares to the Consultant and to the Internal Revenue Service to the extent, and on such form, as is required by applicable law, it being acknowledged that the Consultant is a non-United States entity and that Form 1099-NEC is not the applicable reporting form for such a payee. The Consultant is solely responsible for all taxes of any jurisdiction arising from the receipt, holding, or disposition of the Shares, and for any filings or reporting required of it in connection therewith. The Company has made no representation to the Consultant regarding the tax treatment of the Shares, and the Consultant has relied solely on its own advisors. The Consultant shall furnish the Company with a properly completed IRS Form W-8BEN-E, or such other tax documentation as the Company reasonably requests, and the Company may withhold or report as required by applicable law.

3.5 Expenses. The Company shall reimburse the Consultant for reasonable out-of-pocket expenses that are pre-approved in writing, upon submission of supporting documentation. Reimbursed expenses are payable in cash and do not form part of the consideration for the Shares.

4. REPRESENTATIONS AND WARRANTIES OF THE CONSULTANT

The Consultant represents and warrants to the Company as of the Effective Date and as of the date the Shares are issued, and acknowledges that the Company will rely on these representations in determining the availability of exemptions from registration, in preparing any registration statement covering resale of the Shares, and in making disclosures required by Item 507 of Regulation S-K:

4.1 Authority. The Consultant has full power and authority to enter into and perform this Agreement, and this Agreement constitutes the Consultant’s valid and binding obligation.

4.2 Status. The Consultant is an entity organized under the laws of the Republic of the Marshall Islands. If the Consultant is an entity, the Consultant has identified in Exhibit A each natural person who will perform the Services, and each such person is bound by obligations of confidentiality and by Section 1.3 no less restrictive than those set forth herein.

4.3 Bona Fide Services. The Services described in Exhibit A are bona fide services to be rendered to the Company during the Performance Period, and Exhibit A accurately and completely describes them. The Services shall not be in connection with the offer or sale of securities of the Company in a capital-raising transaction, and shall not directly or indirectly promote or maintain a market for the Company’s securities.

4.4 No Broker Activity. The Consultant is not, and has not within the preceding three years been, a registered broker or dealer, a member or associated person of a member of the Financial Industry Regulatory Authority, Inc., an investment adviser, or a finder, and is not engaged in the business of underwriting, distributing, or dealing in securities. The Consultant has not received and will not receive any transaction-based compensation from the Company or any other person in connection with any securities transaction.

4.5 Accredited Investor; Sophistication. The Consultant is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), or otherwise has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of receiving the Shares. The Consultant has had access to the Company’s filings with the Securities and Exchange Commission (the “Commission”) and the opportunity to ask questions of the Company’s management.

4.6 Investment Purpose. The Consultant is acquiring the Shares for its own account, for investment purposes only, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Consultant is not acquiring the Shares as a nominee or agent for any other person.

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4.7 No Conduit; No Distribution Arrangement. The Consultant is not receiving the Shares on behalf of, at the direction of, or as a conduit for the Company or any affiliate of the Company. The Consultant has no agreement, arrangement, understanding, or commitment, written or oral, formal or informal, direct or indirect, with the Company, any affiliate of the Company, or any other person (a) regarding the distribution, resale, or other disposition of the Shares, (b) pursuant to which any portion of the proceeds of any resale of the Shares would be paid or remitted to, or used for the benefit of, the Company or any affiliate of the Company, or (c) obligating the Consultant to sell the Shares at any particular time, in any particular manner, or to any particular person.

4.8 Restricted Securities. The Consultant understands that the Shares are “restricted securities” within the meaning of Rule 144 under the Securities Act, have not been registered under the Securities Act or any state securities laws, will bear a restrictive legend, and may not be offered, sold, pledged, or otherwise transferred except pursuant to an effective registration statement or an available exemption from registration. The Consultant understands that it may be required to bear the economic risk of holding the Shares for an indefinite period, that the Company is under no obligation to register the Shares except as expressly provided in Article 5.

4.9 No Short Sales or Hedging. Neither the Consultant nor any person acting on its behalf has engaged, and the Consultant covenants that it will not engage, in any short sale of the Common Stock as defined in Rule 200 of Regulation SHO, or in any purchase, sale, or grant of any option, put, call, swap, or other derivative or hedging transaction with respect to the Common Stock, from the Effective Date until such time as the Shares are freely tradable by the Consultant without volume or manner-of-sale limitation.

4.10 Disqualification Events. The Consultant is not subject to any “Disqualification Event” described in Rule 506(d)(1)(i) through (viii) under the Securities Act, and shall notify the Company immediately if the Consultant becomes subject to any such event.

4.11 Disclosure Cooperation. The Consultant shall furnish to the Company all information the Company or its counsel reasonably requests concerning the Consultant, the Services, and the Consultant’s relationship with the Company, including all information required by Item 507 of Regulation S-K, and consents to the inclusion of such information in any registration statement or periodic report. The Consultant acknowledges that the nature of its relationship with the Company over the preceding three years will be publicly disclosed in any registration statement covering resale of the Shares. The Consultant shall promptly notify the Company of any change that makes previously furnished information untrue or incomplete, and shall cooperate in responding to any comments of the Commission staff.

4.12 No Conflicts. The Consultant’s performance of the Services does not and will not conflict with, or constitute a breach of, any agreement, obligation, or duty owed by the Consultant to any third party, including any obligation of confidentiality or non-competition.

4.13 No Affiliate Status; Beneficial Ownership. The Consultant is not, and has not been within the preceding three years, an affiliate of the Company within the meaning of Rule 405 under the Securities Act. Neither the Consultant nor any of its affiliates is or has been a director, officer, or employee of the Company or a holder of ten percent (10%) or more of any class of the Company’s voting securities, and no such person has any agreement, arrangement, or understanding with any director, officer, or ten percent (10%) or greater holder of the Company concerning the Company or its securities. Immediately following issuance of the Shares, the Consultant will beneficially own the Shares and no other securities of the Company, except as disclosed in writing to the Company prior to issuance.

4.14 Beneficial Owners of the Consultant. The Consultant has disclosed to the Company in writing the name of each natural person who, directly or indirectly, owns or controls the Consultant or has or shares the power to direct the voting or disposition of the Shares. No such person is a director, officer, or employee of the Company, an affiliate of the Company, or a member of the immediate family of any of the foregoing. The Consultant shall promptly notify the Company of any change in the foregoing occurring prior to the issuance of the Shares.

4.15 Registration Not a Condition; Ability to Hold. The Consultant’s agreement to perform the Services and to accept the Shares as consideration therefor was not conditioned upon, and did not depend upon, the registration of the Shares or the availability of any market for their resale. The Consultant has the financial ability to bear the complete loss of its investment in the Shares and to hold the Shares for an indefinite period, and has no present plan, intention, agreement, arrangement, or understanding to distribute or resell the Shares. The Consultant has not coordinated, and shall not coordinate, the timing, pricing, or manner of any resale of the Shares with the Company, any affiliate of the Company, or any other holder of the Company’s securities.

4.16 Survival. The representations in this Article 4 survive the issuance of the Shares and the termination of this Agreement indefinitely.

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5. REGISTRATION RIGHTS

5.1 Piggyback Registration. If the Company files a registration statement under the Securities Act covering the resale of shares of Common Stock by selling stockholders (as amended or supplemented from time to time, the “Registration Statement”), the Company shall include the Shares therein, subject to Sections 5.4 and 5.8. The Company shall have no obligation to file any Registration Statement or to file by any particular date, and nothing in this Article 5 obligates the Company to effect any registration.

5.2 Nature of Obligation. The Company’s obligations under this Article 5 are obligations of commercially reasonable efforts only. No monetary damages, liquidated damages, penalty, interest, or other payment shall accrue or be payable to the Consultant by reason of any delay in filing or effectiveness or any failure to file or obtain effectiveness.

5.3 Intentionally omitted.

5.4 Selling Stockholder Questionnaire. As a condition to inclusion of any Shares, the Consultant shall complete, execute, and deliver a selling stockholder questionnaire in the form provided by the Company.

5.5 Suspension; Regulation M. The Company may suspend use of the prospectus as it reasonably determines necessary. The Consultant acknowledges that it will be subject to the prospectus delivery requirements of the Securities Act and to Regulation M under the Exchange Act, and covenants to comply with the same.

5.6 Expenses. The Company shall bear registration expenses; the Consultant shall bear its own brokerage commissions, transfer taxes, and advisor fees.

5.7 Termination. The Company’s obligations under this Article 5 terminate on the earliest of (a) the date all Shares have been sold, (b) the date the Shares become eligible for resale by the Consultant without volume or manner-of-sale limitation under Rule 144, and (c) the second anniversary of the date the Shares are issued.

5.8 Sequencing. Following the Consultant’s full performance of the Services and delivery of all deliverables specified in Exhibit A, the Company shall satisfy the remaining conditions set forth in Section 3.3 and issue the Shares prior to the filing of any registration statement covering the resale of the Shares. The Company shall issue the Shares in sufficient time to permit the Shares to be included in any such registration statement that the Company files.

6. CONFIDENTIALITY

6.1 Confidential Information. The Consultant shall hold in strict confidence all non-public information of the Company disclosed to or learned by the Consultant in connection with the Services, and shall use such information solely to perform the Services. This obligation does not extend to information that is or becomes public through no fault of the Consultant, was rightfully known to the Consultant without restriction prior to disclosure, or is required to be disclosed by law, provided the Consultant gives the Company prompt notice and cooperates in seeking protective treatment.

6.2 Securities Law Acknowledgment. The Consultant acknowledges that it may receive material non-public information concerning the Company and that United States securities laws prohibit any person in possession of material non-public information from purchasing or selling securities of the Company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. The Consultant shall comply with the Company’s insider trading policy as in effect from time to time.

7. INTELLECTUAL PROPERTY

7.1 Work Product. All deliverables, work product, inventions, discoveries, designs, software, documentation, and other materials conceived, created, or reduced to practice by the Consultant in the course of performing the Services (collectively, “Work Product”) are and shall be the sole and exclusive property of the Company. To the extent any Work Product qualifies as a “work made for hire” under United States copyright law, it shall be deemed such. To the extent it does not, the Consultant hereby irrevocably assigns to the Company all right, title, and interest in and to the Work Product, including all patent, copyright, trademark, and trade secret rights.

7.2 Further Assurances. The Consultant shall execute all documents and take all actions reasonably requested by the Company to perfect, record, or enforce the Company’s rights in the Work Product, at the Company’s expense.

7.3 Pre-Existing Materials. The Consultant retains ownership of any materials it owned prior to the Effective Date and grants the Company a perpetual, irrevocable, worldwide, royalty-free license to use any such materials incorporated into the Work Product.

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8. INDEMNIFICATION

8.1 By the Consultant. The Consultant shall indemnify and hold harmless the Company and its officers, directors, employees, and agents from and against any losses arising out of (a) any breach of this Agreement by the Consultant, including any breach of Section 1.3 or Article 4, (b) any claim that the Work Product infringes the intellectual property rights of a third party, and (c) any untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Consultant for use in any registration statement or periodic report.

8.2 By the Company. The Company shall indemnify the Consultant against losses arising out of any untrue statement of a material fact contained in any registration statement covering resale of the Shares, or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent such statement or omission is made in reliance upon and in conformity with information furnished in writing by the Consultant.

9. MISCELLANEOUS

9.1 Governing Law; Venue. This Agreement is governed by the laws of the State of Delaware, without regard to conflict of laws principles. Each party submits to the exclusive jurisdiction of the state and federal courts located in the State of Delaware.

9.2 Entire Agreement. This Agreement, together with its exhibits, constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements and understandings, whether oral or written. There are no agreements, arrangements, or understandings between the parties concerning the Shares or the Services other than as expressly set forth herein.

9.3 Amendment; Waiver. No provision may be amended or waived except by a written instrument signed by both parties.

9.4 Assignment. The Consultant may not assign this Agreement or delegate the Services without the Company’s prior written consent. The Services are personal to the Consultant.

9.5 Severability. If any provision is held invalid or unenforceable, the remaining provisions continue in full force and effect.

9.6 Notices. All notices shall be in writing and delivered by hand, overnight courier, or electronic mail to the addresses set forth on the signature page, and shall be deemed given upon receipt.

9.7 Counterparts; Electronic Signatures. This Agreement may be executed in counterparts and delivered electronically, each of which shall be deemed an original.

9.8 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties and their permitted successors and assigns.

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IN WITNESS WHEREOF, the parties have executed this Consulting Agreement as of the Effective Date.

COMPANY:

FDCTECH, INC.

By:
Name:	Mitchell M. Eaglstein
Title:	Director
Date:	August 15, 2026

CONSULTANT:

LUX LIMITED, a company organized under the laws of the Republic of the Marshall Islands

By:
Name:	Jonathan Shkedi
Title:	Director
Date:	August 15, 2026

Address: Trust Company Complex, Ajeltake Road, Majuro, MH96960, Republic of the Marshall Islands

Email: solutions@luxlimited.net

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EXHIBIT A

Statement of Work

This Exhibit A forms part of, and is subject to, the Consulting Agreement dated August 15, 2026 (the “Agreement”) between FDCTech, Inc. (the “Company”) and the undersigned (the “Consultant”). Capitalized terms used and not defined herein have the meanings given in the Agreement. Certain targets, counterparties and third-party advisers are described by function rather than by name for confidentiality reasons; the Company maintains a schedule identifying each of them, which is available to the board of directors, the Company’s auditors and the Company’s counsel on request.

For the avoidance of doubt, this Exhibit A describes only Services to be performed during the Period of Performance stated in Section 4. Work performed by the Consultant before the start date or after the completion date is not Services under the Agreement and is not compensated by the Shares.

1. Description of Services.

(a) Buy-side due diligence on a regulated payments acquisition. Business function served: risk assessment and purchase-price protection for the Company in its capacity as buyer. Problem addressed: the Company had agreed in principle to acquire two regulated electronic money institutions — one authorized in the United Kingdom and one authorized in Denmark (together, “Target Group A”) — from a Latin American payments group, and needed to establish, before committing to completion, whether the disclosed financial position of the targets could be relied upon. The Consultant shall prepare the due diligence request list against which the sellers will populate the data room, supervise the review of that data room, and deliver a written executive report to the Company’s Chief Executive Officer and Chief Legal Officer.

(b) Translation of diligence findings into transaction documentation. Business function served: transaction execution and contractual risk allocation. Problem addressed: the diligence findings above had no effect unless carried into the binding documentation, and the sellers’ draft share purchase agreement did not address them. The Consultant shall review the sellers’ draft and produce a revised draft together with a written issues memorandum. The revisions shall include a new shareholder debt waiver and capital reserve article requiring all shareholder liabilities to be irrevocably waived and contributed to the target as capital reserve no later than five business days before completion, supported by pre-completion management accounts or a pro-forma balance sheet evidencing those liabilities reduced to nil and by a loan conversion agreement from each creditor; a new financial statements article requiring delivery of FY2022 through FY2025 audited accounts and draft management accounts prepared under IFRS; new defined terms supporting those articles; retiming of the parent guarantee so that it is delivered at execution rather than as a condition to completion; removal of the knowledge qualifier from the no-litigation warranty; a written challenge to the sellers’ deletion of the undisclosed-liabilities limb of the seller indemnity; a written challenge to a payment split in the consideration article that departed from the agreed term sheet; and consequential renumbering of the remaining articles.

(c) Pre-completion balance sheet structuring. Business function served: acquisition accounting and financial reporting for the Company. Problem addressed: both targets carried shareholders and intercompany indebtedness that would otherwise have transferred to the Company notwithstanding the cash-free, debt-free basis of the transaction. The Consultant shall quantify the current liabilities from the targets’ trial balances, design the mechanism by which that indebtedness is capitalized into equity or released before completion, embody it in the transaction documentation as described in item (b) above, and issue written instructions to the Company’s finance function for its implementation and for consistency with the equivalent mechanism previously applied to Target B.

(d) Regulatory change-of-control scoping — gaming. Business function served: post-signing regulatory execution for the Company’s acquisition of a business-to-consumer online gaming operator licensed in a European Union member state (“Target B”). Problem addressed: the acquisition cannot be completed until the gaming regulator approves the transfer of shares, and the regulator requires a separately evidenced disclosure package for each incoming beneficial owner. The Consultant shall coordinate with the Company’s external licensing agent on the scope and format of the application, review the regulator’s prescribed forms, and produce a written schedule mapping the evidence required for each incoming beneficial owner across the statement of affairs, source of wealth, and residence and marital history requirements, together with an allocation of responsibility for each item as between the Consultant and the Company. Preparation and submission of the completed application package itself falls outside the Period of Performance and is not Services under this Agreement.

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2. Deliverables and Completion Criteria.

No.	Deliverable and form of delivery	Due date	Objective completion criteria (to be satisfied on delivery)
1	Due diligence request list for Target Group A, and the corresponding data room index against which the sellers populated the data room.	August 2026 17,	Written request list delivered by electronic mail to the Company and to the sellers; data room populated and indexed against the list.

2	Written due diligence executive report on Target Group A, identifying each material finding and tying it to an identified source document.	August 2026 17,	Report delivered in writing to the Company’s Chief Executive Officer and Chief Legal Officer, stating each finding, the document evidencing it, and the recommended contractual response.

3	Revised share purchase agreement (draft v3) for the Danish target, together with a written issues memorandum explaining each change made and each point raised against the sellers’ draft.	August 2026 20,	Revised draft and written change summary circulated to the sellers’ counsel, with the Company copied.

4	Pre-completion balance sheet clean-up structure: the shareholder debt waiver and capital reserve mechanism, the supporting current-liability analysis derived from the targets’ trial balances, and written instructions to the Company’s finance function for its implementation.	August 2026 20,	Mechanism embodied in a numbered article of the draft share purchase agreement, and written instructions delivered to the Company’s finance function.

5	Change-of-control application scoping for Target B: written mapping of the evidence required by the gaming regulator for each incoming beneficial owner across the statement of affairs, source of wealth, and residence and marital history requirements, and allocation of responsibility for each item between the Consultant and the Company.	August 2026 27,	Written scope and evidence schedule delivered to the Company and confirmed by the Company’s external licensing agent as consistent with the regulator’s requirements.

Each deliverable shall be delivered in writing, by electronic mail to the Company’s Chief Legal Officer and Chief Executive Officer, in Microsoft Word or Adobe PDF format. Each deliverable listed above shall be delivered on or before its stated due date, subject to acceptance by the Company.

4. Period of Performance.

Start date: August 15, 2026. Completion date: August 27, 2026.

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5. Allocation of Share Consideration.

The table below allocates the share consideration payable under Section 3.1 of the Agreement across the deliverables listed in Section 2, by reference to the relative significance of each deliverable to the Company and the dated written work product evidencing it. The allocation is subject to confirmation by the Consultant in the certificate at Exhibit B.

Deliv.	Work performed	Shares allocated	ASC 718 value (USD, net of 50% DLOM)	Dates
1	Preparation of the due diligence request list and data room index; scoping of the review across two regulated entities.	150,000	52,500	Aug 15 – Aug 17

2	Review of the data room, including FY2022–FY2024 audited financial statements, related-party documentation, the deed of release, brand ownership documentation, and safeguarding records; preparation of the written executive report.	450,000	157,500	Aug 15 – Aug 17

3	Review of the sellers’ returned draft share purchase agreement; drafting of the two new articles, the associated defined terms and the consequential renumbering; revision of the guarantee timing, the litigation warranty and the indemnity provisions; drafting of the written issues memorandum.	525,000	183,750	Aug 18 – Aug 20

4	Analysis of the targets’ trial balances to quantify current liabilities; design of the debt waiver and capital reserve mechanism and of the evidencing requirements; written instructions to the finance function.	225,000	78,750	Aug 19 – Aug 20

5	Coordination with the external licensing agent; review of the regulator’s forms; preparation of the evidence schedule for each incoming beneficial owner.	150,000	52,500	Aug 17 – Aug 27

	Total share consideration	1,500,000	525,000	13 days

Basis for the determination that the share consideration in Section 3.1 of the Agreement represents reasonable compensation for the Services. This determination speaks as of the Measurement Date, being August 27, 2026, and records the board’s determination made on that date. The Company did not determine reasonableness by reference to time expended. The Services were procured and valued on a transaction basis, consistent with the manner in which the Company engages corporate development and transaction advisory resources of this character. The Consultant acted as the Company’s principal transaction resource on the acquisition of Target Group A and on the change-of-control process for Target B, and performed work that would otherwise have required the separate engagement of transaction counsel, buy-side financial diligence advisors, and regulatory counsel across three jurisdictions. The board of directors considered in particular: (a) the diligence findings described in Section 1, including the contradiction between the sellers’ written representation as to related-party dealings and the audited FY2024 accounts, the deed of release of an intercompany payable of approximately EUR 5.76 million in favor of an entity under common control, the absence of target ownership of the brand under which it trades, and the deterioration in safeguarded client money, each identified before the Company committed to completion; (b) the purchase-price and indemnity protections obtained through the revisions to the share purchase agreement described in Section 2; and (c) the pre-completion balance sheet structuring that removed shareholder and intercompany indebtedness from the transaction perimeter. The board determined that the value delivered to the Company, measured by reference to the transaction value at risk and the protections obtained, is not less than the grant-date fair value of the Shares. The Shares comprise 1,500,000 shares of Common Stock. Their grant-date fair value is measured in accordance with ASC 718 as of the Measurement Date determined under Section 3.4 of the Agreement, being August 27, 2026, the date on which the Consultant completed performance of the Services, the parties had reached a mutual understanding of the key terms and conditions of the award, and the board of directors adopted the resolutions contemplated by Section 3.3(d). The per-share grant-date fair value shall be determined in accordance with Section 3.4 of the Agreement, taking as the starting point the closing quoted market price of the Common Stock on the Measurement Date, and shall be documented in the contemporaneous written valuation analysis required by that Section. For purposes of the table above, the board of directors has preliminarily determined that the OTCID market for the Common Stock is not an active market within the meaning of ASC 820, by reason of limited and intermittent trading volume, and that grant-date fair value should accordingly be measured using a valuation technique that takes the quoted price into account as an input rather than as the measurement. On that preliminary basis the board has applied an indicative fair value of USD 0.35 per share against a quoted market price of USD 0.70 per share, or USD 525,000 in the aggregate. That determination is preliminary and is subject in all respects to Section 3.4, including the requirement that it be supported by a contemporaneous written valuation analysis prepared or reviewed by a qualified valuation professional, and the board has not applied, and does not rely upon, any adjustment reflecting the size of the Consultant’s holding relative to trading volume. The discount, the per-share fair value, and the aggregate amount stated above are indicative only and are subject to adjustment upon completion of that analysis and of the Company’s audit, and the figures in the table above shall be conformed to the amounts so determined. The resulting cost is recognized in the reporting period or periods in which the Services were rendered, in accordance with Section 3.4 of the Agreement. The share count is expressed on a post-corporate-action basis consistent with the Company’s capitalization as of the measurement date.

6. Reporting Cadence.

The Consultant shall report to the Company’s Chief Executive Officer and Chief Legal Officer. Reporting shall consist of: (i) a written report by electronic mail at the conclusion of each negotiation round, summarizing every substantive change made or resisted and the reason for it; (ii) a written report on completion of the diligence review; (iii) prompt written notification of any material adverse finding or regulatory development affecting either target; and (iv) participation in calls with the Company and its counterparties as requested. No Services shall be performed on an oral-reporting-only basis.

7. Exclusions.

No item of Services described in this Exhibit A relates to the offer or sale of securities in a capital-raising transaction, or directly or indirectly promotes or maintains a market for the Company’s securities. All Services described above relate to the diligence, documentation and regulatory approval of the Company’s acquisition of operating businesses, and to the Company’s pre-completion balance sheet treatment of those businesses. The Consultant shall have no contact with investors, placement agents, underwriters or market participants on behalf of the Company in connection with the Services.

Initialed by Consultant:

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EXHIBIT B

Certificate of Completion of Services

Reference is made to the Consulting Agreement dated August 15, 2026 (the “Agreement”) between FDCTech, Inc. (the “Company”) and the undersigned (the “Consultant”). Capitalized terms used and not defined herein have the meanings given in the Agreement.

The Consultant hereby certifies to the Company as follows:

1. The Consultant has fully performed all Services described in Exhibit A to the Agreement and has delivered all deliverables specified therein. The Services were performed during the period from August 15, 2026, to August 27, 2026.

2. The specific deliverables completed and delivered are as follows, together with the date each was delivered:

(i) Due diligence request list and data room index for Target Group A — delivered August 17, 2026.

(ii) Written due diligence executive report on Target Group A — delivered August 17, 2026.

(iii) Revised share purchase agreement (draft v3) for the Danish target, with written issues memorandum — delivered August 20, 2026.

(iv) Shareholder debt waiver and capital reserve structure, supporting current-liability analysis, and written instructions to the Company’s finance function — delivered August 20, 2026.

(v) Change-of-control evidence schedule and responsibility allocation for Target B — delivered August 27, 2026.

3. The Services were performed by the Consultant, acting through the following natural person or persons in their capacity as officers or personnel of the Consultant: Jonathan Shkedi. Neither the Consultant nor any such person is, or was during the Period of Performance, a director, officer, or employee of the Company, or a broker-dealer or a person associated with a broker-dealer.

4. No portion of the Services related to the offer or sale of securities of the Company in a capital-raising transaction, and no portion of the Services directly or indirectly promoted or maintained a market for the Company’s securities.

5. The Consultant has not received, and is not entitled to receive, any compensation from the Company or any other person that is contingent upon or measured by reference to any capital raised by the Company, the market price or trading volume of the Common Stock, or the effectiveness of any registration statement.

6. Each representation and warranty of the Consultant set forth in Article 4 of the Agreement is true and correct as of the date hereof as though made on and as of the date hereof, including the representations regarding affiliate status, the beneficial owners of the Consultant, the absence of any plan or arrangement to distribute or resell the Shares, and the absence of any coordination of resales with the Company or any other holder.

7. The Consultant acknowledges that the Company will rely on this Certificate in issuing the Shares, in determining the availability of an exemption from registration, and in preparing any registration statement covering resale of the Shares, and that this Certificate may be filed with or furnished to the Securities and Exchange Commission.

CONSULTANT:

LUX LIMITED, a company organized under the laws of the Republic of the Marshall Islands

By:		Date:	August 27, 2026

Name:	Jonathan Shkedi	Title:	Director

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ACCEPTED BY THE COMPANY:

The Company has reviewed the deliverables described above and accepts the Services as complete. The board of directors has determined the value of the Services received and authorized issuance of the Shares by resolution dated August 27, 2026.

FDCTECH, INC.

By:
Date:	August 27, 2026
Name:	Mitchell M. Eaglstein
Title:	Director

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